Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the use of our name and information related to reserves in the Annual Report on Form 10-K/A (Amendment 1) of Western Gas Resources, Inc. and Subsidiaries (the “Company”) for the year ended on December 31, 2004.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/S/ C.H. Scott Rees III
C.H. (Scott) Rees III
President and Chief Operating Officer

Dallas, Texas

December 15, 2005